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                                                                    EXHIBIT 24.4




                               POWER OF ATTORNEY


                 I, James J. Krejci, whose signature appears below, hereby constitute and appoint Elizabeth M. Steele and Robert S. Zinn, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, and in any and all capacities, to sign the Registration Statement on Form S-4 for Jones Intercable, Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as I might or could in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



                                                   /s/ James J. Krejci
                                                   James J. Krejci


STATE OF NEVADA  )
                 )    ss.
COUNTY OF WASHOE )

                 Subscribed and sworn to before me this 7th day of July, 1994 by James J. Krejci.

                 Witness my hand and official seal.            (SEAL)

                 My commission expires:   October 14, 1995

                                                   /s/ Virginia Williams
                                                   Notary Public